UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Commission File Number: 000-50502

Millennium Healthcare Inc.

(Exact Name of registrant as Specified in Its Charter)

Delaware	11-3229358
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Garden City Plaza, Suite 440, Garden City, New York 11530

(Address of principal executive offices)

516-628-5500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02. Unregistered Sales of Equity Securities.

On various dates ending February 2014, Millennium HealthCare Inc., a Delaware corporation (the “Company”) completed its private placement and closed on 3,000,000 units of its securities for gross proceeds of $3,000,000.  Each unit (“Unit”) consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and one share of Series F Preferred Stock (“Preferred Stock”).

The Preferred Stock, with other preferences, rights and limitations, shall pay a quarterly dividend of 10% of the Company’s earnings before interest, tax and amortization and shall expire or be redeemable for $1 immediately after holders of the Preferred Stock have received an aggregate of $1.20 of dividends for every share of Preferred Stock they hold.

The securities described above were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2013, the Company filed a Certificate of Designation of the Preferred Stock with the Secretary of State of the State of Delaware. The information set forth under Item 3.02 is incorporated herein by reference thereto. A copy of the Certificate of Designation that stipulated the name change is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Certificate of Designation
10.1	Form of SPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Millennium Healthcare Inc.

DATE: March 4, 2014	By:	/s/ Dominick Sartorio
Dominick Sartorio
Chief Executive Officer